EXHIBIT 10.3

PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of October 19, 2017, by and among JRJR33, INC., a Florida corporation (the “Issuer”), the Subsidiaries of the Issuer that are signatories hereto (collectively, the “Pledgors”), and any other Subsidiary of the Issuer that becomes a party hereto from time to time as a Pledgor, in favor of JGB COLLATERAL, LLC, as agent for the Purchasers (as defined in the Purchase Agreement) (collectively with the Purchasers, the “Secured Parties”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.
W I T N E S S E T H:
WHEREAS, the Purchasers and the Issuer are entering into that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things (a) subject to the terms and conditions, the Issuer will issue and sell a 14.0% Original Issue Discount Senior Secured Guaranteed Convertible Term Loan Notes in the aggregate principal amount of $5,263,158 and certain Common Stock Purchase Warrants, each dated the date hereof (together with any other notes or warrants issued in substitution or replacement thereof, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Securities”) to the Purchasers in exchange for $5,000,000 in aggregate purchase price consideration paid by the Purchasers to the Issuer;
WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and other Transaction Documents (as defined therein) and to induce the Purchasers to make a senior debt investment $5,000,000 in the Issuer in the form of a purchase of the Securities for a purchase price of $5,000,000, each of the Pledgors has agreed to pledge and grant a continuing security interest in the Collateral (as hereinafter defined) to secure all Secured Obligations (as defined below);
WHEREAS, each of the Pledgors (other than the Issuer) are direct and indirect Subsidiaries of the Issuer and will derive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement including the making of the $5,000,000 senior debt investment by the Purchasers to the Issuer, and have therefore agreed to enter into this Agreement; and
WHEREAS, Pledgors own a certain percentage of all of the outstanding membership interests, partnership interests or shares of stock of the respective Subsidiaries of the Pledgors, as indicated on Schedule I attached hereto and incorporated herein by this reference (each such Subsidiary is referred to herein as a “Pledged Entity” and, collectively, the “Pledged Entities”).
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees in favor of Secured Parties as follows:
1.SECURITY FOR OBLIGATIONS, ETC.
This Agreement is for the benefit of Secured Parties and is security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of the following obligations of the Pledgors, whether presently existing or hereafter incurred or arising: (i) in the case of the Pledgors, all of the Obligations (as such term is defined in the Security Agreement), and (ii) all reasonable, documented out-of-pocket costs and expenses incurred in connection with the enforcement and collection of the obligations described in the immediately preceding clause (i), and the enforcement of this Agreement and the Transaction Documents, including but not limited to the reasonable, documented out-of-pocket fees, charges and disbursements of counsel to the Secured Parties (all such obligations described in the foregoing clauses (i) and (ii) are referred to herein collectively as the “Secured Obligations”).
2.PLEDGED INTERESTS.

2.1     Pledged Interests. As used herein, the term “Pledged Interests” shall mean any and all shares of the outstanding membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of the Pledged Entities that Pledgors may now or hereafter own, control or hold, which shares and interests as of this date are described on Schedule I attached hereto; provided, however, that the Pledged Interests of any Pledged Entity that is a Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof, or the District of Columbia (a “Foreign Subsidiary”) of a Pledgor shall be limited to sixty-five (65%) of the outstanding membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of such Pledged Entity.

2.2     Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to Secured Parties that, on the date hereof, (a) the Pledged Interests owned by Pledgor are shown on Schedule I attached hereto, (b) Pledgor is the holder of record and beneficial owner of such Pledged Interests, (c) such Pledged Interests constitute the percentage of the issued and outstanding membership interests, limited partnership interests, capital stock or other equity interests of the Pledged Entities shown on Schedule I, (d) in the case of such Pledged Interests that constitute membership interests or limited partnership interests, such Pledged Interests are not represented by certificates, but each such interest constitutes a “security” within the meaning of Article 8 of the Code, and (e) each Pledgor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens except as expressly permitted under the Purchase Agreement.

3.PLEDGE OF SECURITIES; ETC.

3.1     Pledge. Subject to the terms and conditions hereof, and in order to secure the Secured Obligations, each Pledgor hereby pledges to Secured Parties for its benefit all of its rights, titles and interests in and to the Pledged Interests, together with (i) subject to the rights of Pledgor set forth in Section 5, all dividends and distributions (whether in cash, shares, warrants, options, or other interests or securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests, and (ii) all cash and non-cash proceeds of the foregoing, and each Pledgor hereby grants to Secured Parties a present and continuing security interest in, and hereby assigns, transfers, interests, hypothecates and sets over to Secured Parties, all of such Pledgor’s rights, titles and interests in and to the Pledged Interests (and in and to any certificates or instruments evidencing the items described in clauses (i) and (ii) above) to be held by Secured Parties, upon the terms and conditions set forth in this Agreement. In the event that any of the Pledged Interests are hereafter represented by certificates, the applicable Pledgor shall give Secured Parties prompt written notice thereof and shall deliver to Secured Parties any and all certificates representing the Pledged Interests accompanied by undated transfer powers duly executed in blank by such Pledgor and any and all certificates and instruments evidencing the items described in clauses (i) and (ii) above promptly upon such Pledgor’s receipt thereof.

3.2     Definition of Pledged Securities and Collateral. The Pledged Interests and all items described in clause (i) of Section 3.1 are hereinafter collectively called the “Pledged Securities”, and the Pledged Securities, together with all other securities and moneys received and at the time held by Secured Parties hereunder and any cash or non-cash proceeds of any of the foregoing are hereinafter collectively called the “Collateral”.

4.VOTING; ETC. Unless an Event of Default (as defined below) has occurred and is continuing and Agent has elected to exercise any of its rights and remedies under Section 6, Pledgors shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or the Purchase Agreement. All such rights of Pledgors to vote and to give consents, waivers and ratifications shall cease upon receipt of notice from Agent during the continuance of any Event of Default (as defined below) that Agent has elected to exercise its rights and remedies under Section 6 below.

5.DIVIDENDS AND OTHER DISTRIBUTIONS.

5.1     Rights of Secured Parties and Pledgor Prior to Event of Default. Unless an Event of Default (as defined below) shall have occurred and be continuing or be caused thereby, all cash dividends or distributions payable in respect of the Pledged Securities shall be paid to Pledgors as their interests may appear, which cash dividends or distributions shall no longer be part of the Collateral. Upon the occurrence and during the continuance of any Event of Default all cash dividends or distributions payable in respect of the Pledged Securities shall be paid to the Secured Parties and applied as provided in Section 8 hereof. Secured Parties shall be entitled to receive directly, and to retain as part of the Collateral:
(a)all other or additional interests, shares, or other securities paid or distributed by way of dividend or otherwise in respect of any of the Pledged Securities;
(b)all other or additional interests, shares, or other securities paid or distributed in respect of any of the Pledged Securities by way of stock-split, reclassification, combination of shares or similar rearrangement; and
(c)all other or additional shares, interests, or other securities which may be paid in respect of any of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization provided such consolidation.

5.2     Additional Interests or Shares. Each Pledgor agrees and covenants that, unless Agent consents otherwise in writing, it will cause the Pledged Entities not to issue any shares of any class of such Pledged Entity’s membership interests, limited partnership interests, capital stock or other equity interests to Pledgor in addition to or in substitution for any of the Pledged Interests, except any such membership interests, limited partnership interests, capital stock or other equity interests pledged to Secured Parties pursuant to this Agreement. Any additional membership interests, limited partnership interests, shares of capital stock or other equity interests of any class of any Pledged Entity which may be hereafter acquired by any Pledgor shall automatically become part of the Pledged Interests covered hereby and such Pledgor shall promptly deliver to Secured Parties any and all certificates evidencing the same accompanied by undated stock powers duly executed in blank by such Pledgor; provided, however, in the case of any Pledged Entity that is a Foreign Subsidiary of a Pledgor, in no event shall the membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of such Pledged Entity and constituting part of the Collateral hereunder exceed sixty-five (65%) of the outstanding membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of such Pledged Entity.

6.EVENTS OF DEFAULT.

6.1     Definition of Events of Default. Any of the following specified events shall constitute an “Event of Default” under this Agreement:

(a)the occurrence of any Event of Default (as such term is defined in any of the Debenture);
(b)any representation, warranty or statement made or deemed to be made by any Pledgor under or in connection with this Agreement shall have been false or misleading in any material respect when made or deemed to be made; or
(c)any Pledgor shall fail to observe or perform any covenant or agreement set forth in this Agreement in any material respect.

6.2     Remedies. In case an Event of Default shall have occurred and be continuing, Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in Agent by this Agreement, any Transaction Document or by law and including, without limitation, all rights and remedies of a secured party under the Code (as defined below) for the protection and enforcement of its rights in respect of the Collateral), and Agent shall be entitled, without limitation, to exercise the following rights:
(d)to receive all amounts payable in respect of the Collateral otherwise payable under Section 5 to any of the Pledgors and to enforce the payment of the Pledged Securities and to exercise any and all of the rights, powers, and remedies of any Pledgor thereunder;
(e)subject only to applicable law, upon foreclosure or otherwise to the extent permitted under applicable law to transfer all or any part of the Collateral into Agent’s name or the name of its nominee or nominees;
(f)subject only to applicable law, after delivery of notice as provided in Section 4, to vote all or any part of the Collateral (whether or not transferred into the name of Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though Agent was the outright owner thereof;
(g)subject only to applicable law, at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker’s board or at any of Agent’s offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Agent in its reasonable discretion may determine. Each Pledgor agrees that to the extent that notice of sale shall be required by any applicable law that ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Secured Parties shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto;
(h)to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;
(i)to execute all contracts, agreements, documents and instruments to bring, defend and abandon all such actions, suits and proceedings and to take all other actions in relation to all or any part of the Collateral as Agent in their reasonable discretion may determine;
(j)to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.2 and to dismiss the same, all as Agent in their reasonable discretion may determine;
(k)generally, to take all such other action as Agent reasonably may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 6.2 and which Agent may or can do lawfully and to use the name of any Pledgor for the purposes aforesaid and in any proceedings arising therefrom.
For purposes of this Agreement, “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial

Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
7.REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of Secured Parties provided for in this Agreement, in any Purchase Agreement or in any other Note Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Parties of any one or more of the rights, powers or remedies provided for in this Agreement, in the Purchase Agreement or any other Note Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Parties of all such other rights, powers or remedies, and no failure or delay on the part of Secured Parties to exercise any such right, power or remedy shall operate as a waiver thereof.

8.APPLICATION OF PROCEEDS. All moneys collected by Secured Parties upon any sale, collection or other disposition of any of the Collateral, together with all other moneys received by Secured Parties hereunder, shall be applied as follows:
First, to the payment of the costs and expenses of such sale, collection or other realization, including, without limitation, reasonable attorneys’ fees and all other reasonable expenses, liabilities and advances made or incurred by Secured Parties in connection therewith;
Second, to the payment of the Secured Obligations then due in such order as Secured Parties may elect; and
Third, after payment in full of all Secured Obligations then due, to Pledgors as their interests may appear or to their successors or permitted assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct any surplus then remaining from such proceeds.
Each Pledgor shall remain liable to the Secured Parties for any deficiency owing on the Secured Obligations after the application of the proceeds of the Collateral as provided above.
9.PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Secured Parties or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Parties or such officer or be answerable in any way for the misapplication or nonapplication thereof.

10.FURTHER ASSURANCES. Each Pledgor agrees that Pledgor will do such acts and things and promptly execute and deliver (and cause the Pledged Entities to promptly execute and deliver) to Agent such financing statements or additional conveyances, assignments, agreements and instruments as Agent may reasonably require to perfect and maintain the perfection of Secured Parties’ Liens hereunder in the Collateral and to otherwise carry into effect the purposes of this Agreement or to further assure and confirm unto Secured Parties its rights, powers and remedies hereunder. Without limiting the generality of the foregoing, each Pledgor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office any Uniform Commercial Code financing statements and amendments thereto (or equivalents thereof in any foreign countries) that indicate the Collateral and contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment (or equivalents thereof in any foreign countries), including whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor.

11.STANDARD OF CARE. Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Parties accords their own property, it being understood that Secured Parties shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Parties have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

12.REPRESENTATIONS AND WARRANTIES. Each Pledgor hereby represents and warrants that: (i) it is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Interests described in Section 2 hereof, subject to no Lien whatsoever (other than Liens in favor of Secured Parties), (ii) Pledgor has full power, authority and legal right to pledge all the Pledged Securities and the other Collateral pursuant to this Agreement, (iii) the delivery of possession of the pledged certificates with indorsements in blank to Secured Parties (in the case of any certificated Pledged Interests) and the filing of any appropriate financing statements (or equivalents thereof in any foreign countries), no consent of any other party (including, without limitation, any other creditor of Pledgor) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by Secured Parties of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except, in each instance, as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally and the healthcare laws and regulations of the United States and the states in which the Pledged Entities conduct business), (iv) all of the Pledged Interests have been duly and validly issued, are fully paid and, where applicable, nonassessable, and (v) the delivery of possession of the pledged certificates with indorsements in blank to Secured Parties and the filing of any appropriate financing statements (or equivalents thereof in any foreign countries), the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities, and the proceeds thereof, which security interest is not subject to any prior Lien or any agreement purporting to grant to any third party a Lien on the property or assets of Pledgor which would include the Pledged Securities.

13.COVENANTS OF PLEDGORS. Each Pledgor covenants and agrees that (i) without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Collateral or grant a Lien in the Collateral, unless otherwise expressly permitted by the Purchase Agreement; (ii) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Secured Parties the benefits of the Liens in and to the Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements (or equivalents thereof in any foreign countries), which may be filed by Secured Parties with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Secured Parties, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Collateral; (iii) Pledgor has and will defend the title to the Collateral and the Liens of Secured Parties in the Collateral against the claim of any Person and will maintain and preserve such Liens; (iv) Pledgor will assist the Pledged Entities in defending Secured Parties’ rights, titles and security interests in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; (v) Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to Secured Parties as Collateral hereunder and will likewise defend the right thereto and security interest therein of Secured Parties; and (vi) Pledgor will not, with respect to any Collateral, without the prior written consent of Agent enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments except to the extent permitted under the Purchase Agreement.

14.NOTICES, ETC. All notices and other communications hereunder to Secured Parties or to any Pledgor shall be given in the manner and to the addresses specified in Section 10.1 of the Purchase Agreement.

15.POWER OF ATTORNEY. Each Pledgor hereby absolutely and irrevocably constitutes and appoints Agent to be Pledgor’s true and lawful agent and attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, with full power of substitution, in the name of Pledgor: (a) to execute and do all such assurances, acts and things which Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as Agent may, in its reasonable discretion, determine as necessary for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of Secured Parties under this Agreement; and (c) generally, in the name of Pledgor exercise all or any of the powers, authorities, and discretions conferred on or reserved to Secured Parties by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as Agent reasonably may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts Agent shall do or purport to do in the exercise of the power of attorney granted to Agent by Pledgor pursuant to this Section, which power of attorney, being given for security, is irrevocable.

16.Lien Absolute. All rights of Secured Parties hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a)any lack of validity or enforceability of any of the Purchase Agreement, any other Note Documents or any other agreement or instrument governing or evidencing any Secured Obligations;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Purchase Agreement, any other Note Document or any other agreement or instrument governing or evidencing any Secured Obligations;
(c)any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d)the insolvency of any Pledgor or any subsidiary thereof; or
(e)any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

17.TERMINATION. This Agreement and all security interests and other liens granted or conveyed hereunder shall remain in full force and effect and shall be irrevocable until the time at which all of the Secured Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) have been indefeasibly paid in full, at which time this Agreement and all such security interests and other liens will terminate, subject to reinstatement as provided below. Each Pledgor hereby waives any right such Pledgor may have upon payment in full of the Secured Obligations to require Secured Parties to terminate their security interests in the Collateral or any financing statement relating thereto until this Agreement is terminated in accordance with the foregoing terms. Effective upon the consummation of a disposition of any Collateral to any Person (other than the Pledgors) to the extent such disposition is expressly permitted under the Purchase Agreement and the application of proceeds thereof in conformity with the provisions of this Agreement and the Purchase Agreement, the security interest granted under the Transactions Documents in such Collateral (but not any of the proceeds thereof) so disposed of will terminate and the Secured Parties shall, upon Issuer’s request and at Issuer’s sole cost and expense, promptly deliver such releases as may be appropriate to give public notice of such release, provided, however, the security interest granted under the Note Documents in all remaining Collateral will remain in full force and effect. Each Pledgor agrees that, if any payment made by any Pledgor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Secured Parties to such Pledgor, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If any lien or other Collateral securing such Pledgor’s liability shall have been released or terminated by virtue of this Agreement, such lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Pledgor in respect of any lien or other Collateral securing such obligation or the amount of such payment.

18.MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective heirs, legal representatives, successors and assigns of Pledgors and shall inure to the benefit of and be enforceable by Secured Parties and their successors and assigns; provided, however that no Pledgor shall assign any of its rights, duties or obligations hereunder to any Person without the prior written consent of Agent. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. Each Pledgor waives acceptance and notice of acceptance of this Agreement by Secured Parties. Time is of the essence of this Agreement. This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto.

19.GOVERNING LAW; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. This Agreement, including all matters of construction, validity, enforcement and interpretation, shall be governed by, and construed in accordance with, the laws of the State of NEW YORK, without regard to conflicts of laws principles, and any applicable laws of the United States. THE TERMS OF SECTIONS 5.8 AND 5.21 OF THE PURCHASE AGREEMENT WITH RESPECT TO GOVERNING LAW, consent to service of process AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

20.ENTIRE AGREEMENT. This Agreement, together with all instruments, certificates and documents executed or delivered by the parties in connection herewith or with reference hereto, embodies the entire understanding and agreement between the parties hereto with respect to the Collateral and supersedes all prior agreements, understandings and inducements, whether express or implied, or oral or written.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

pledgors: JRJR33, inc. /s/ John Rochon, Jr.	AGEL AGILITY, LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Financial Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
AGEL ENTERPRISES, INC. /s/ John Rochon, Jr.	BETTERWARE LIMITED /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
CVSL TBT LLC /s/ John Rochon, Jr.	HAPPENINGS COMMUNICATIONS GROUP, INC. /s/ John P. Rochon
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John P. Rochon Title: Chief Executive Officer
KLEENEZE LIMITED /s/ John Rochon, Jr.	My Secret Kitchen Ltd. /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
Paperly, Inc. /s/ John Rochon, Jr.	Spice Jazz LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
Stanley House Distribution Limited /s/ John Rochon, Jr.	The Longaberger Company /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
TMRCL Holding Company /s/ John Rochon, Jr.	TMRCL Holding LLC /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer	By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer
Uppercase Acquisition, Inc. /s/ John Rochon, Jr.
By:__________________________________ Name: John Rochon, Jr. Title: Chief Executive Officer

AGENT: JGB COLLATERAL, LLC /s/ Brett Cohen
By:__________________________________ Name: Brett Cohen Title: President

SCHEDULE I

Pledged Interests

Pledged Interests of Pledgors:

Entity	Pledged Equity and Holder	Other Holder
Agel Enterprises, Inc.	10,000 shares of 9,999 shares of Common Stock held by CVSL Inc.	1 Share held by John Rochon, Jr.
CVSL TBT LLC	100% membership interest held by CVSL Inc.	none.
Happenings Communications Group, Inc.	1,000 Shares held by CVSL Inc.	none.
The Longaberger Company	1254 Class A shares, representing 65% of all Class A shares and 968 Class B Shares, representing 39% of all Class B Shares	David W. Longaberger Trust owns 884 Class A shares, representing 35 % of all class A shares and 1532 Class B shares, representing 61 percent of all class B shares
Paperly Inc.	10,000 shares held by CVSL Inc.	none
Spice Jazz LLC	100% membership interest held by CVSL Inc.	None.
Uppercase Acquisition, Inc.	1 fully paid ordinary share held by CVSL Inc.	none.